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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

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
DOMESTIC SUBSIDIARIES
  BBN Advanced Computers Inc.................  (a Massachusetts corporation)
  BBN Certificate Services Inc...............  (a Massachusetts corporation)
  BBN Instruments Corporation................  (a Delaware corporation)
  BBN International Corporation..............  (a Massachusetts corporation)
  BBN Securities Corporation.................  (a Massachusetts corporation)
  Bolt Beranek and Newman Corporation........  (a Maine corporation)
  LightStream Corporation....................  (a Massachusetts corporation, 85% owned by BBN)
  Parlance Corporation.......................  (a Massachusetts corporation)
  Realtech Corporation.......................  (a Massachusetts corporation)

FOREIGN SUBSIDIARIES
  BBN Canada Limited.........................  (a Canadian corporation)
  BBN International Sales Corporation........  (a U.S. Virgin Islands foreign sales corporation)
  BBN Manufacturing H.K. Limited.............  (a Hong Kong corporation)
  BBN U.K. Limited...........................  (a United Kingdom corporation)

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